LIMITED POWER OF ATTORNEY

I, Susan S. Kilsby, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands Home
& Security, Inc. (the "Company") and (ii) Forms
144 in accordance with the Securities Act of 1933,
as amended (the "Securities Act"), and the rules
thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form
3, 4, 5 or Form 144 and timely file such form with
the SEC and any stock exchange or similar
authority and take any other action of any type
whatsoever in connection with the foregoing which,
in the opinion of such attorneys-in-fact, may be
of benefit to, in the best interest of, or legally
required by, the undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any
of the undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act
or Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by
the attorneys-in-fact in accordance with the
terms of this Power of Attorney. The powers
granted by this Power of Attorney shall begin
on July 28, 2015 and shall continue in full
force and effect until the undersigned is no
longer required to file Section 16 Reports
with respect to the equity securities of the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.

I, Susan S. Kilsby, executed this Limited
Power of Attorney on this 27th day of
July 2015.

/s/Susan S. Kilsby
Susan S. Kilsby